                                                                   EXHIBIT 11(a)





     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement (Form N-1A), and related Statement of Additional Information of The Lake Forest Funds and to the inclusion of our report dated March 26, 1998 to the Shareholders and Board of Trustees of The Lake Forest Funds.





                /s/ McCurdy & Associates CPA's, Inc

                McCurdy & Associates CPA's, Inc.


Westlake, Ohio
June 23, 1998